Exhibit 99.1

Versus Systems Extends Texas Rangers Partnership, Debuting the Next-Generation of the Company’s Innovative Filter Fan Cam

Enhancements in Versus’ Proprietary Technology are Expected to Drive Increased Audience Engagement and Generate Scalable Revenue Expansion

MIAMI, FLORIDA – March 3, 2026 – Versus Systems Inc. (“Versus” or the “Company”) (Nasdaq: VS) today announced the renewal of its partnership with the Texas Rangers for the continued use of the Company’s innovative Filter Fan Cam product through the 2026 Major League Baseball season. This agreement marks the next phase of a successful five-year collaboration and introduces powerful performance upgrades to the Filter Fan Cam product designed to elevate in-stadium engagement.

Versus’ Filter Fan Cam allows fans to see themselves on the venue video board with custom-branded filters, interactive overlays, and real-time visual effects. The platform enhances live event participation, drives social amplification, and creates sponsorship opportunities through branded digital experiences. The Texas Rangers will continue deploying Versus’ Filter Fan Cam during home games at the Globe Life Field, leveraging the upgraded platform to deepen fan engagement throughout the 2026 season.

The renewal builds on the strong foundation established between Versus and the Texas Rangers, while highlighting Versus’ continued investments in technology optimization. The latest Filter Fan Cam enhancements reflect the Company’s commitment to delivering best-in-class interactive experiences that increase fan participation, improve operational performance, and create incremental revenue opportunities for Versus with both existing and future partnerships.

Next-Generation Filter Fan Cam

The Texas Rangers will be deploying the next evolution of Versus’ Filter Fan Cam. These enhancements include:

●	Strengthened cross-system performance and reliability by integrating a high-performance C++ tracking engine that detects and follows faces in real time, feeding precise position and movement data into Unity to keep on-screen filters smooth, stable, and accurately aligned.

●	Introduced a high-performance camera driver operating at 60 frames per second, significantly reducing latency to deliver smoother, more responsive real-time fan interactions.

●	Enhanced filter smoothing stability and deployed advanced audience facial tracking to increase accuracy across large in-venue crowds.

●	Improved face retention capabilities, enabling longer and more stable filter application during live experiences.

●	Launched the dynamic face paint filter functionality, unlocking expanded creative opportunities for themed activations, sponsorship integrations, and team-branded content.

These improvements are designed to create a more seamless, immersive experience for fans while providing teams and sponsors with more consistent, high-quality on-screen activations.

“Renewing our longstanding partnership with the Texas Rangers reflects the confidence our partners have in our technology and marks the beginning of the next evolution of our innovative technology,” said Luis Goldner, Chief Executive Officer of Versus Systems. “We have made meaningful investments to enhance the speed, stability, and precision of our Filter Fan Cam, delivering a higher-quality, real-time engagement experience. As we continue optimizing our platform, our focus is on driving deeper fan interaction and translating that engagement into stronger, measurable revenue growth for Versus.”

“Versus’ technology has been part of some of our most memorable moments, helping create fun, lasting memories for Rangers fans all season,” said Chris DeRuyscher, Vice President of Ballpark Entertainment for the Texas Rangers. “We’re excited to keep building with Versus as they continue bringing new energy and interactive experiences to our home games.”

Versus Systems continues to advance its interactive engagement solutions across sports and live entertainment, aligning cutting-edge performance enhancements with partner-driven monetization strategies. The expanded partnership with the Texas Rangers underscores the Company’s commitment to continuous innovation and long-term collaboration.

About Versus Systems

Versus Systems (Nasdaq: VS) is a leading provider of gamification and audience engagement technology. Its platform enables brands, teams, and entertainment partners to create rewarding interactive experiences that transform how they connect with consumers worldwide.

For more information on Versus Systems and its engagement technologies, visit versussystems.com.

Forward-Looking Statements

This press release contains statements that are not historical in nature, including those containing words such as “will,” “begin,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or other forms or the negative of these words or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our trends and business plans contain forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include, but are not limited to, statements about our prospects, including our future business, revenues, expenses, net income, financial condition and results of operations, our sources and goals for future revenues and earnings, and our expectations about realizing revenues.

Such statements are necessarily subjective, are based upon our current plans, intentions, objectives, goals, strategies, beliefs, projections and expectations, and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based, or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Investor Contact:

Cody Slach

Gateway Group, Inc.

949-574-3860

IR@versussystems.com

or

press@versussystems.com

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